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                                                                   EXHIBIT 10.14


                                SALES AGREEMENT


         This SALES AGREEMENT ("Agreement") is made and entered into as of the Commencement Date set out in Paragraph 3 below, by and between OMNIAMERICA GROUP, a Massachusetts General Partnership ("OmniAmerica"); and CHANCELLOR BROADCASTING COMPANY and CHANCELLOR RADIO BROADCASTING COMPANY, both Delaware Corporations (collectively, "Chancellor").

         WHEREAS, on February 16, 1996, OmniAmerica entered into that certain Asset Purchase Agreement (the "Beasley Purchase Agreement") with WJHM-FM License Limited Partnership and Beasley FM Acquisition Corp. (collectively, "Licensee"), the licensee of radio station WJHM(FM), licensed to Daytona Beach, Florida (the "Station") pursuant to a license issued by the Federal Communications Commission ("FCC"), providing for the purchase by OmniAmerica of all assets which are used or useful in connection with the operation of the Station;

         WHEREAS, on March 15, 1996, OmniAmerica entered into that certain Local Marketing Agreement (the "Beasley LMA") with Licensee, providing that Licensee makes available to OmniAmerica substantially all of the broadcast time of the Station pending the consummation of the transactions contemplated by the Beasley Purchase Agreement;

         WHEREAS, on May 14, 1996, OmniAmerica and Chancellor entered into an Asset Purchase Agreement (the "OmniAmerica/Chancellor Asset Purchase Agreement"), providing for, among other things, the purchase of the Station by Chancellor from OmniAmerica subsequent to the purchase of the Station by OmniAmerica;

         WHEREAS, OmniAmerica has available commercial advertising time on the Station under the provisions of the Beasley LMA; and

         WHEREAS, Chancellor desires to purchase the Station's commercial advertising time inventory in bulk for the purpose of reselling such inventory on a retail basis pending the consummation of the transactions contemplated by the OmniAmerica/Chancellor Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be fully bound hereby, OmniAmerica and Chancellor hereby agree as follows:

         1.      Commercial Time Sale.

                 In order that the Station may more efficiently serve the public interest, convenience and necessity, Chancellor shall acquire all available commercial advertising time on the Station and shall have the exclusive right to resell such time to third parties. The commercial advertising time that is being sold to Chancellor for resale to third parties is described on Attachment A to this Agreement. The parties agree that at no time will the Station be operated so as to cause the advertising time to constitute more than fifteen percent (15%) of the total broadcast time of the Station in any seven (7)
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day period.  All advertising provided to OmniAmerica for broadcast shall be placed in current station breaks and OmniAmerica agrees to modify the current schedule of station breaks as Chancellor may reasonably request. The advertising shall be sold and placed by Chancellor at breaks in the Station's programming. In the event OmniAmerica preempts, deletes or otherwise rejects any commercial advertising provided by Chancellor, or if Chancellor's commercial advertising is not broadcast due to a technical failure of facilities, OmniAmerica shall attempt in good faith to broadcast "makegood" commercial announcements or to provide a pro rata reduction in Chancellor's monthly payments for each unaired commercial announcement as determined by Chancellor. During the term of this Agreement, OmniAmerica shall not sell any airtime on the Station, and shall air, subject to OmniAmerica's review and preemption rights stated herein, the material contained in the commercial advertising time sold by Chancellor. Chancellor agrees to furnish OmniAmerica with copies of all advertising contracts entered into with respect to the sale of advertising on the Station.

         2.      Payments.

                 In consideration of the sale to Chancellor of the commercial advertising on the Station, Chancellor agrees to pay OmniAmerica the amounts set forth at the terms described in Attachment B hereto.

         3.      Term.

                 The term of this Agreement shall commence on July 1, 1996 (the "Commencement Date") and shall end on the earlier of: (i) the date of consummation of the transaction contemplated in the OmniAmerica/Chancellor Asset Purchase Agreement; or (ii) the date of termination of the OmniAmerica/Chancellor Asset Purchase Agreement in accordance with the terms thereof. Notwithstanding the foregoing, this Agreement may be terminated by either party in the event of a material breach of any of the terms of this Agreement by the other party, which breach is not cured within ten (10) business days following delivery of written notice of such breach together with a demand that it be cured.

         4.      OmniAmerica Control and Obligations.

                 (a) Notwithstanding any contrary provision contained in this Agreement, and consistent with OmniAmerica's obligations pursuant to the Communications Act of 1934, as amended (the "Act"), and the rules, regulations and policies of the FCC promulgated thereunder, as well as the terms of the Beasley LMA, OmniAmerica shall have the right to delete, preempt or demand notification of any commercial advertising provided by Chancellor which it regards as being unsuitable for broadcast or the broadcast of which it believes would be contrary to the public interest.

                 (b) During the term of this Agreement, decisions regarding the program format of the Station, including the presentation of news, information, public service messages and other
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program content, shall remain the sole and exclusive province and responsibility of Licensee. it is further understood and agreed that Licensee shall continue to retain authority and control over the operational respects of the Station during the term of this Agreement, to respond to any telephone calls or other inquiries relating to the Station's operation, to be responsible for the assessment of the needs and interests of the community and the broadcast of programs responsive to such needs and interests. In addition, Licensee shall insure that all programming continues to meet all federal, state and local laws, including those that govern political broadcast time, presentation of lottery material, proper sponsor identification, and other programming in the public interest. Chancellor agrees that all such commercial advertising time sold by Chancellor will be in compliance with all such applicable rules and regulations, and Chancellor will cooperate with OmniAmerica in meeting such obligations.

                 (i) Any commercial advertising time sold by Chancellor under this Agreement for broadcast by OmniAmerica which contains material that deals with contests, similar commercial promotions and related schemes, public ballot or referendum questions, or addresses controversial issues of public importance shall be available for review to OmniAmerica at least two (2) business days in advance of any scheduled broadcast.

                 (ii) Chancellor agrees that it will at all times proceed in good faith to assure compliance with the Federal Trade Commission rulings on installment sales and other advertising practices.

         5.      Accounts Receivable.

                 (a) The accounts receivable of the Station generated prior to the Commencement Date (the "Pre-Sales Agreement Receivables") shall be and remain the property of OmniAmerica. Within 5 business days after the Commencement Date, OmniAmerica shall furnish Chancellor with a list (certified by the Chief Financial Officer of OmniAmerica to be a true and complete list) of all accounts receivable of OmniAmerica which remain outstanding as of the Commencement Date. Chancellor agrees that if, after the Commencement Date, it shall receive payment, directed to OmniAmerica, in respect to any Pre-Sales Agreement Receivable, Chancellor shall remit to OmniAmerica, within five (5) business days after the end of each month, any amounts received by Chancellor during the preceding month (whether or not directed on their face to OmniAmerica), which are in payment for advertising broadcast by the Station prior to the Commencement Date.

                 (b) During the period commencing on the Commencement Date and ending ninety (90) days thereafter Chancellor shall use reasonable efforts, consistent with OmniAmerica's current billing and collection practices and in the ordinary course of the business, to assist OmniAmerica in the collection of any outstanding Pre-Sales Agreement Receivables; provided, however, that, notwithstanding the foregoing, Chancellor shall be under no obligation to commence litigation, employ counsel or engage the services of a collection agency to effect collection. Chancellor shall not make any compromise, adjustment, concession or settlement of any Pre-Sales Agreement
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Receivable without OmniAmerica's express written consent and Chancellor shall be under no obligation to compromise, adjust, concede or settle any accounts receivable generated after the Commencement Date or otherwise grant any credit or allowance to effect collection of a Pre-Sales Agreement Receivable. Absent written evidence that an account debtor owing a Pre-Sales Agreement Receivable is disputing in good faith any portion of such Pre-Sales Agreement Receivable, any payments received by Chancellor after the Commencement Date from such account debtor shall be presumed to represent payment on any undisputed portion of such Pre-Sales Agreement Receivable which is then outstanding (with each such payment received from such account debtor to be applied first to the most-aged Pre-Sales Agreement Receivable then owing from such account debtor).

                 (c) OmniAmerica agrees to remit to Chancellor within 5 business days after the end of each month, any amounts received by OmniAmerica during the preceding month (whether or not directed on their face to Chancellor) which are in payment for advertising broadcast by the Station after the Commencement Date.

                 (d) Chancellor shall not set-off any claim or amount against any of the Pre-Sales Agreement Receivables.


         6.      Sales and Related Functions.

                 Chancellor shall maintain its own staff whose functions shall include, but not be limited to selling advertising availabilities on the Station, marketing, traffic, promotions, billing and collections. Chancellor shall be solely responsible for the compensation and supervision of its employees.

         7.      Force Majeure.

                 Subject to any credits owed to Chancellor, neither Chancellor nor OmniAmerica shall incur any liability to each other or any other party because of Chancellor's failure to sell airtime or deliver commercial matter or OmniAmerica's failure to broadcast any or all commercial matter provided to OmniAmerica because of: (a) failure of facilities; (b) labor disputes; or (c) causes beyond the control of the party so failing to broadcast or deliver.

         8.      Indemnification.

                 (a) Chancellor agrees to defend, indemnify and hold harmless OmniAmerica for any claim, loss, liability, forfeiture, obligation and attorneys' fees incurred by OmniAmerica as a direct or indirect result of Chancellor's provision of advertising to the Station or as a direct or indirect result of a breach of any of Chancellor's obligations under this Agreement, and against any liability, damage
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or loss for libel, defamation of character, any violation of rights of privacy or infringement of copyrights or proprietary rights or any other cause of action or any forfeiture imposed by the FCC or other governmental authority to the extent arising from Chancellor's provision of advertising to the Station. This indemnification shall survive termination of this Agreement.

                 (b) OmniAmerica agrees to defend, indemnify and hold harmless Chancellor for any claim, loss, liability, forfeiture, obligation and attorneys' fees incurred by Chancellor as a direct or indirect result of OmniAmerica's provision of programming to the Station or as a direct or indirect result of a breach of any of OmniAmerica's obligations under this Agreement, and against any liability, damage or loss for libel, defamation of character, any violation of rights of privacy or infringement of copyrights or proprietary rights or any other cause of action or any forfeiture imposed by the FCC or other governmental authority to the extent arising from OmniAmerica's provision of programming to the Station. This indemnification shall survive termination of this Agreement.

         9.      Notices.

                 Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery and shall be addressed to the following addresses:

                 IF TO OMNIAMERICA:

                 Carl E. Hirsch
                 Chairman, President and CEO
                 OmniAmerica Communications, Inc.
                 11111 Santa Monica Boulevard
                 Los Angeles, California 90025

                 WITH COPY (WHICH SHALL NOT CONSTITUTE NOTICE):

                 F. Howard Mandel, Esq.
                 Thompson Hine & Flory P.L.L.
                 3900 Society Center
                 127 Public Square
                 Cleveland, Ohio 44114-1216
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                 IF TO CHANCELLOR:

                 Steven Dinetz
                 President & CEO
                 Chancellor Broadcasting Company
                 12655 N. Central Expressway, Suite 405
                 Dallas, Texas 75243

                 WITH COPY (WHICH SHALL NOT CONSTITUTE NOTICE):

                 Matthew L. Leibowitz, Esq.
                 Leibowitz & Associates, P.A.
                 One Southeast Third Avenue, Suite 1450
                 Miami, Florida 33131-1715

         10.     Governing Law.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to conflict of law principles) and is intended to be fully consistent with the Act and all rules and regulations of the FCC as applicable. Both OmniAmerica and Chancellor therefore agree that if there has been a change in FCC rules, policies or case law precedent that would cause this Agreement or any provision thereof to be in violation thereof, and such change is not the subject of an appeal or further administrative review, then both parties will proceed in good faith to seek to amend this Agreement as necessary to comply with such rules or policies. If this Agreement cannot be amended to comply with such rules or policies to the satisfaction of both parties, this Agreement shall be deemed to be terminated by both parties.

         11.     No Partnership Or Joint Venture Credited.

                 Chancellor is acting as an independent contractor hereunder and nothing in this Agreement shall be construed to make OmniAmerica and Chancellor partners or joint venturers or to make OmniAmerica or Chancellor the agent of the other or to afford any rights to any third party other than as expressly provided herein.

         12.     Severability.

                 In the event any term or provision of this Agreement is declared to be invalid or illegal for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof. The remaining provisions shall be construed to preserve the intent and purpose of this Agreement and the parties shall negotiate in good faith to modify the provisions held to be invalid or illegal to preserve each party's anticipated
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benefits thereunder.

         13.     Counterpart Signatures.

                 This Agreement may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures had appeared on the same physical document. This Agreement may be signed and exchanged by facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.

         14.     Assignment.

                 Neither Chancellor nor OmniAmerica may assign this Agreement without the written consent of the other party, such consent not to be unreasonably withheld; provided, however, that each party can assign its rights and responsibilities under this Agreement to an entity controlled by or under common control with that party, and shall provide written notice of the assignment to the other party within FOURTEEN (14) days of the assignment.

         15.     Headings.

                 The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         16.     Entire Agreement Modification Waiver

                 This Agreement supersedes any prior agreements between the parties and contains all of the terms agreed upon with respect to the subject matter hereof. No modification or waiver of any provision of this Agreement shall in any event be affected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. If Licensee claims that the execution, delivery, or performance of this Agreement is inconsistent with, or could result in a breach under any agreements between OmniAmerica and Licensee, then, at OmniAmerica's request, the parties shall attempt to recast this Agreement in accordance with the procedures of Paragraph 10 above, but notwithstanding any other covenant or representation made in this Agreement, if negotiations and this Agreement are terminated in accordance therewith, neither party shall be liable to the other with respect to the termination of this Agreement.

         17.     Confidentiality.

                 The Confidentiality provisions contained in Section 10.1 of the OmniAmerica/Chancellor Asset Purchase Agreement are specifically incorporated by reference herein in connection with the terms of this Agreement and the negotiations preceding this Agreement.
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         IN WITNESS WHEREOF, the parties have executed this Agreement below on the dates indicated.


                                             OMNIAMERICA GROUP
                                        By:  OmniAmerica Communications, Inc.
                                             its Managing General Partner



Date:                                   By:
       ----------------------                -----------------------------------------





                                             CHANCELLOR BROADCASTING
                                             COMPANY



Date:                                   By:
       ----------------------                -----------------------------------------
                                             Steven Dinetz
                                             its President and Chief Executive Officer




                                             CHANCELLOR RADIO BROADCASTING
                                             COMPANY



Date:                                   By:
       ----------------------                -----------------------------------------
                                             Steven Dinetz
                                             its President and Chief Executive Officer

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                                  ATTACHMENT A

         All available advertising time consistent with the Station's current spot load inventory, other than advertising time (a) previously sold by Licensee or OmniAmerica, (b) required for trade agreements previously entered into by Licensee or OmniAmerica, (c) exchanged for programming provided to the Station. Advertising time covered by (a), (b) and (c) above shall be handled in the manner set forth in this Agreement.
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                                  ATTACHMENT B

         During each month of the term of this Agreement, for so long as the Beasley LMA remains in effect, Chancellor shall pay to OmniAmerica in cash or by check in advance on the first day of each calendar month a sum equal to the amount of OmniAmerica's obligation to pay Licensee under the Beasley LMA, subject to adjustment on a monthly basis between the parties.